EXHIBIT 10-32



               EIGHTH AMENDMENT TO LOAN AGREEMENT



     THIS EIGHTH AMENDMENT TO LOAN AGREEMENT dated as of March 8,
1999, by and between:

          ORANGE-CO, INC., a Florida corporation and ORANGE-CO OF FLORIDA, INC., a Florida corporation, 2020 Highway 17 South, Bartow,
          Florida 33830 (hereinafter collectively referred to as the "Borrowers");

                              and

          SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
          ASSOCIATION, a national banking association,
          200 South Orange Avenue, Post Office Box
          3833, Orlando, Florida 32897 (hereinafter referred to as the "Bank").


                      W I T N E S S E T H:


     WHEREAS, pursuant to the Loan Agreement, dated June 16, 1993, as amended, by and among the Bank and the Borrowers, the Bank agreed to extend to the Borrowers a working capital line of credit loan in the maximum principal amount of $45,000,000.00 (the "Working Capital Loan") and a revolving line of credit loan in the maximum principal amount of $10,000,000.00 (the "Revolving Loan"); and

     WHEREAS, the Borrowers have requested the Bank to increase the commitment amount under the Working Capital Loan from $45,000,000.00 to $50,000,000.00; and

     WHEREAS, the Bank has agreed to the foregoing subject to the terms and conditions hereof and the other Loan Documents.

     NOW, THEREFORE, for and in consideration of the above premises, and the mutual covenants and agreements contained herein, the Borrowers and the Bank do hereby agree as follows:

     1. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

          (a) The definition of "Working Capital Loan" is hereby deleted and, in lieu thereof, there is substituted the following:

               "Working Capital Loan" shall mean the loan or loans up to but not exceeding the principal amount of $50,000,000.00 made to the Borrowers


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               by the Bank pursuant to and in accordance with the terms
               of this Agreement."

          (b) Section 2.01 of the Loan Agreement is hereby deleted and, in lieu thereof, there is substituted the following:

               "SECTION 2.01. The Loans. The Bank agrees from time to time during the applicable Revolving Period to lend to the Borrowers, upon the request of either Borrower, or pursuant to the Cash Management Agreement, on the terms and conditions set forth herein, up to the maximum principal amount of $10,000,000.00 with respect to the Revolving Loan and up to the lesser of (i) $50,000,000.00 or (ii) the amount of the Borrowing Base with respect to the Working Capital Loan. During the Revolving Period, the Borrowers shall be entitled to receive the entire proceeds of the Loans in one or more Advances pursuant to Section
               2.02 hereof, except as otherwise specifically set forth in this Agreement. Advances under the Revolving Loan and the Working Capital Loan shall be evidenced by the Revolving Note and the Working Capital Note, respectively, payable as provided in
               Section 2.08 hereof. After the expiration of the Revolving Period, the Borrowers shall not be entitled to receive any Subsequent Advance. The Working Capital Loan and Revolving Loan may revolve during the Revolving Period; accordingly, during the Revolving Period, the Borrowers may borrow up to the maximum principal amount of said Working Capital Loan and Revolving Loan, repay all or any portion of such principal amount of said Loans, and reborrow up to such maximum principal amount, subject to the terms and conditions set forth herein. If at any time the principal amount outstanding under the Working Capital Loan exceeds the amount of the Borrowing Base, the Borrowers shall immediately reduce the excess principal balance of the Working Capital Loan.

          (c) Section 4.01(a) of the Loan Agreement is hereby deleted and, in lieu thereof, there is substituted the following:

               "(a) Accounting; Financial Statement; Etc.   The
               Borrowers will deliver or cause to be delivered to the Bank copies of each of the following:

                    (i)  as soon as practicable and in any event
                    within forty-five (45) days after the end of each quarter in each fiscal year, internally generated financial statements of the Borrowers and their Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarter, in reasonable detail and certified by an authorized financial officer of the Borrowers, subject to changes resulting from year-end adjustments;

                    (ii) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, an audited consolidated profit and loss statement, reconciliation of surplus statement, and source and application of funds statement of the Borrowers


                                 -20-

                    and their Subsidiaries for such year, and an audited consolidated balance sheet of the Borrowers and their Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit and certified to the Borrowers by independent certified public accountants of recognized standing selected by the Borrowers whose certificate shall be in scope and substance satisfactory to the Bank;

                    (iii)  promptly upon transmission thereof,
                    copies of all such financial statements, proxy statements, notices, and reports as it shall send to all stockholders and of all registration statements (without exhibits) and all reports which either Borrower is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of such Commission;

                    (iv) promptly upon receipt thereof, a copy of each other report submitted to the Borrower by independent accountants in connection with any annual, interim, or special audit made by them of the books of the Borrowers;

                    (v) Simultaneously with the delivery of each set of annual and quarterly financial statements prior to April 1, 1999, a statement of the Borrower's chief executive officer, chief financial/accounting officer or chief technology officer to the effect that nothing has come to his/her attention to cause him/her to believe that the Y2K Plan milestones have not been met in a manner such that the Borrower's and its Subsidiaries' hardware and software systems will not be Year 2000 Compliant and Ready on or before March 31, 1999.

                    (vi) on a monthly basis, a Borrowing Base
                    Certificate; and

                    (vii)  with reasonable promptness,
                    information regarding the hedging activities of the Borrowers and their Subsidiaries including a summary of all futures long and short positions and such other data and information as from time to time may be required by the Bank.`

                    Together with each delivery of financial statement required by clause (ii) above, the Borrowers shall deliver to the Bank a certificate of said accountants stating that, in making the audit necessary to have the certificate of such financial statements, they have obtained no knowledge of an Event of Default or Default, or, if any such Event of Default or Default exists, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any such Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with GAAP. The Borrowers also covenant that forthwith upon any officer of the


                                  -21-


                    Borrowers obtaining knowledge of any Event of Default or Default under this Agreement or any other obligation of the Borrowers, it shall deliver to the Bank an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action the Borrowers proposes to take with respect thereto."

          (d) Article Four of the Loan Agreement is hereby amended by adding Section 4.01(t) as follows:

               "(t) Year 2000 Compliance. Each Borrower has developed a comprehensive working plan (the "Y2K Plan") to insure that each Borrower's and each Subsidiary's software and hardware systems which impact or affect in any material way the business operations of either Borrower and their Subsidiaries will be Year 2000 Compliant and Ready (defined below) by no later than March 31, 1999. Upon the request of the Bank, each Borrower will promptly deliver to the Bank a copy of such Y2K Plan and a copy of any third party assessment of the Y2K Plan (if available). Each Borrower and their Subsidiaries have met all previous Y2K Plan milestones and will hereafter meet all future Y2K Plan milestones so that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan, except where the failure to meet such milestones has not had, or would not have, a material adverse effect on the business, operations, assets or condition (financial or otherwise) of either Borrower or their Subsidiaries on a consolidated basis. As used herein, "Year 2000 Compliant and Ready" means that each Borrower's and their Subsidiary's hardware and software systems with respect to the operation of their business and their general business plan will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance, (iii) respond to and process two digit year input without creating any ambiguity as to the century, and (iv) store and provide date input information without creating any ambiguity as to the century."

     2. Capitalized Terms. All capitalized terms contained herein shall have the meanings assigned to them in the applicable Loan Documents (as defined in the Loan Agreement) unless the context herein otherwise dictates or unless different meanings are specifically assigned to such terms herein.

     3. Representations and Warranties. Each of the Borrowers represents and warrants as follows:

          (a) The execution, delivery and performance of this Eighth Amendment to Loan Agreement and the other loan documents provided to the Bank in connection therewith has been duly authorized by all requisite action of the Borrowers; and


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          (b)  The Loan Documents are valid, legal binding
obligations of the Borrowers enforceable in accordance with their terms. There are no defenses, counterclaims, rights of setoff or recoupment thereunder.

     4. Miscellaneous. The Borrowers hereby confirm the terms conditions, representations and warranties of the Loan Agreement. The Loan Agreement, as amended hereby, shall remain in full force and effect and this Eighth Amendment to Loan Agreement shall not be deemed to be a novation.

     5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, the parties have executed the Eighth
Amendment to Loan Agreement as of the day and year first above written.

                              BORROWERS:

                              ORANGE-CO, INC., a Florida
                              corporation



                              By:  /s/ Dale A. Bruwelheide
                                   -----------------------------------
                                   Dale A. Bruwelheide, Vice President


     (CORPORATE SEAL)


                              ORANGE-CO OF FLORIDA, INC., a
                              Florida corporation



                              By:  /s/ Dale A. Bruwelheide
                                   -----------------------------------
                                   Dale A. Bruwelheide, Vice President


     (CORPORATE SEAL)

                                 -23-

                              BANK:

                              SUNTRUST BANK, CENTRAL FLORIDA,
                              NATIONAL ASSOCIATION


                              By:  /s/ William A. Mang
                                   -------------------------------------
                                   William A. Mang, First Vice President


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